Name of Employee: _______________________________	No. of Shares: _________________

VALLEY NATIONAL BANCORP

RESTRICTED STOCK AWARD AGREEMENT

        VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this ____________ day of________________ (the “Award Date”) hereby grants to _______________________________________________ ______________________________ (the “Employee”), an employee of the Company, pursuant to the Company’s 1999 Long-Term Stock Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.

1.     Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.     Award of Restricted Stock; Escrow. The Company hereby awards the Employee _______________________________ shares of Restricted Stock. The shares of Restricted Stock awarded hereunder (the “Shares”) shall be placed in escrow with the Escrow Agent selected by the Committee until all the restrictions (the “Restrictions”) specifically set forth in this Agreement and in Section 8 of the Plan with respect to the Shares shall expire or be canceled, at which time the Shares shall be released from escrow and the Company shall issue to the Employee a stock certificate with respect to such Shares, free of all Restrictions. Restricted Stock shall have all dividend and voting rights as set forth in Section 8 of the Plan. However, dividends paid on the Restricted Stock shall be deferred and held by the Escrow Agent until the Restrictions with respect to the Shares upon which such dividends were paid, expire or are canceled, at which time the Company shall deliver to the Employee such dividends, with interest, if any. If the Employee forfeits any Shares awarded hereunder, such Shares and any dividends with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be held in escrow for the Employee.

3.     Restrictions   (a)   Vesting. The Shares and related dividends shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such shares have vested in the Employee in accordance with the following schedule:

                 (b)        Forfeiture. Shares not yet vested (and any related dividends and interest) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in the Plan). Upon termination of employment by reason of death, Disability or Retirement, all restrictions upon shares of Restricted Stock shall thereupon immediately lapse. “Retirement” means the retirement from active employment with the Company of the Employee but only if such Employee meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i)	he has a minimum combined total of years of service and age equal to eighty (80);) he is age sixty-two (62) or older; and he provides six (6) months’ prior written notice to the Company of the retirement; or

(ii)	he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides six (6) months’ prior written notice to the Company of the retirement

“Years of service” shall be defined the same way as it is under Valley’s pension plan, provided that for this purpose years of service will mean only employment with the Company, and will not include employment by any company or entity acquired by the Company for the period prior to its acquisition by the Company. An Employee who retires but fails to meet such conditions shall not be deemed to be within the definition of “Retirement” for any purpose under the Plan and this Agreement.

4.     Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that he is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:

“These share have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

5.     Incorporation of Plan. The Employee hereby acknowledges receipt of a copy of the Plan and represents and warrants that he or she has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

6.     Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

7.     Taxes. The Employee generally will be subject to tax at ordinary income rates on the fair market value of the Shares and accrued dividends at the time they vest. However, if the Employee elects, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within 30 days of the Award Date, he or she will be subject to tax at ordinary income rates on the fair market value of the Shares on the Award Date (determined without regard to the Restrictions). The foregoing statement of tax consequences is intended only as a generalized statement of current Federal tax law (as in existence on the date of this Agreement) and the Employee should consult his or her tax consultant to determine the specific tax consequences of this award from time to time. The Employee shall deliver to the Company any Federal income tax withholding required by law in connection herewith within 10 days after recognition of any income from this award. The Employee shall notify the Company within 10 days of making an election under Section 83(b), or any successor section, of the Code.

8.     Miscellaneous.  This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP By: ——————————————	EMPLOYEE: —————————————— [Signature of Employee]